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                                                                    Exhibit 23.1

                  [LETTERHEAD OF STONEFIELD JOSEPHSON, INC.]


                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
One Voice Technologies, Inc.
San Diego, California


We consent to the incorporation by reference of our Independent Auditors'
Report dated March 16, 2000, on the financial statements of One Voice Technologies, Inc. for the year ended December 31, 1999, and to the reference to us as experts, in the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 4, 2000.



/s/ Stonefield Josephson, Inc.

STONEFIELD JOSEPHSON, INC.

Santa Monica, California
December 4, 2000